Exhibit 5.1

October 28, 2025

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North
Suite 400
Houston, TX 77043

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Minnesota counsel to Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

The Registration Statement relates to (a) the proposed issuance and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of an indeterminate amount of (i) shares of common stock, no par value (the “Common Stock”) of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; (iii) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), in one or more series; (iv) warrants of the Company to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares (as defined below) or Purchase Contracts (as defined below) (the “Warrants”); (v) purchase contracts obligating holders to purchase Common Stock, Preferred Stock, or other Securities (as defined below) of the Company (the “Purchase Contracts”); (vi) purchase units of the Company (the “Purchase Units”), each consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties; (vii) depositary shares representing whole or fractional shares of Preferred Stock (the “Depositary Shares”); and (vii) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Depositary Shares (the “Units”); and (b) the proposed resale of an indeterminate amount of shares of Common Stock of the Company (the “Resale Common Stock”) by selling shareholders of the Company to be identified (i) in the applicable prospectus supplement; (ii) in a post-effective amendment to the Registration Statement; or (iii) in filings the Company may make with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into the Registration Statement. The Common Stock, the Resale Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Purchase Units, Depositary Shares and Units are collectively referred to herein as the “Securities.”

We have also participated in the preparation of the base prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus.

October 28, 2025

In connection with the opinions hereinafter expressed, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the 2005 amended and restated articles of incorporation (the “Articles”) and the second amended and restated by-laws (the “By-Laws”) of the Company; (iii) the corporate proceedings taken by the Company with respect to the registration of the Securities; and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In connection with rendering the opinions set forth below, we have assumed that:

a.          all information contained in all documents reviewed by us is true and correct;

b.          all signatures on all documents examined by us are genuine;

c.          all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

d.          the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and such effectiveness shall not have been terminated or rescinded;

e.          a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

f.        all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

g.         a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

h.          with respect to any series of Preferred Stock, the board of directors (the “Board”) of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designation respecting such series to be prepared, executed and filed with the Secretary of State of the State of Minnesota;

i.          certificates representing shares of Common Stock or Preferred Stock, as applicable, will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Articles and By-Laws; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Articles that are not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such Preferred Stock is issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock; and

October 28, 2025

j.          any securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We have also assumed that, at or prior to the time of the delivery of any such Security, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Minnesota; and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.          The Company is validly existing as a corporation under the laws of the State of Minnesota, is in good standing under such laws and has the corporate power and authority under such laws to issue the Securities and to execute and deliver, and incur and perform generally its obligations under, the applicable purchase, underwriting or similar agreement with respect to, and applicable instrument governing, such Securities.

2.         With respect to the Common Stock and the Resale Common Stock, when (a) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock or the issuance of such shares of Resale Common Stock, as applicable, and (b) such shares of Common Stock or Resale Common Stock, as applicable, are issued and delivered (i) in accordance with the applicable purchase, underwriting or similar agreement and upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security offered under the Registration Statement, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Common Stock or Resale Common Stock, as applicable, will be validly issued, fully-paid and non-assessable.

3.          With respect to the Preferred Stock, (a) upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board and the filing with the Secretary of State of the State of Minnesota of a certificate of designation relating to such series of Preferred Stock in accordance with the Company’s Articles and the Minnesota Business Corporation Act, (b) when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and (c) when such shares of Preferred Stock are issued and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement and upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security offered under the Registration Statement, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

October 28, 2025

4.         With respect to Depositary Shares, when (a) all necessary corporate action on the part of the Company has been taken to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the actions referred to in paragraph 3 above with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable deposit agreement (the “Deposit Agreement”) and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the terms of the Depositary Shares and of their issuance and sale have been established in conformity with the Deposit Agreement; (d) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a depositary in accordance with the Deposit Agreement; and (e) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued.

The foregoing opinions are limited to the laws of the State of Minnesota and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

At your request, this opinion is being furnished to you in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Maslon LLP

Maslon LLP